Exhibit 24_b.8i.a.1.

AMENDMENT DATED 1-21-2019

To

Schedule A to Amended and Restated Participation Agreement

Dated May 22, 2017, as amended on May 22, 2017 among Massachusetts Mutual Life Insurance Company, Fidelity Distributors Corporation and each of Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund III, Variable Insurance Products Fund IV and Variable Insurance Products V (the “Agreement”).

Schedule A of the Agreement is hereby deleted and replaced with Schedule A below.

SCHEDULE A

Separate Accounts and Associated Contracts (Effective May 22, 2017 and amended as of January 21, 2019)

Name of Separate Account and Date Established by Board of Directors	Policy Form Numbers (and Product Names) of Contracts Funded by Separate Account
Massachusetts Mutual Variable Life Separate Account I (July 13, 1998)	SL10-9800 (Strategic Variable Life® Plus)
GVULCM-9700 (Strategic Group Variable Universal Life®)
GVULPM-2015 and GVULCM-2015 (Strategic Group Variable Universal Life® II)
P3-2003 (VUL Guard)
P5-99M (Survivorship Variable Universal Life II)
P2-98M (Variable Universal Life)
P2-2001 (Variable Universal Life II)
P1-98 (Survivorship Variable Universal Life)
960-NY-9400 960-PR-9400 (Variable Life Select)
P5-2004 (Survivorship VUL GuardSM)
ICC08P2 (Variable Universal Life III)
ICC16SL18 (MassMutual ElectrumSM)
ICC18P3 (Apex VUL)
Connecticut Mutual Variable Life Separate Account I (March 3, 1994)	VUL-94 & VUL-94NC The Blue Chip Company’s Variable Universal Life (BCVUL)

Massachusetts Mutual Variable Annuity Separate Account 4 (July 9, 1997)	MUVA94 (Panorama Passage®)
MUVA94 (Panorama Premier)
MUVA94 (MassMutual Artistry®)
TMLS (MassMutual Transitions®)
TMLS (MassMutual Evolution®)
TMLS (MassMutual RetireEase SelectSM)
TMLS (MassMutual Transitions SelectSM)
ICC15-FPVDA15-NVA (MassMutual Transitions SelectSM II)
ICC15-FPVDA15-NVA (MassMutual Capital VantageSM)
ICC18-FPVDA (MassMutual EnvisionSM)

IN WITNESS WHEREEOF, the parties have hereto affixed their respective authorized signatures, intending this Amendment be effective as of January 21, 2019.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Tina M. Wilson
Name:	Tina M. Wilson
Title	Head of Investment Solutions Innovation, Product Management

VARIABLE INSURANCE PRODUCTS FUND,

VARIABLE INSURANCE PRODUCTS FUND II,

VARIABLE INSURANCE PRODUCTS FUND III,

VARIABLE INSURANCE PRODUCTS FUND IV, and

VARIABLE INSURANCE PRODUCTS V

By:	/s/ Colm Hogan
Name:	Colm Hogan
Title:	Authorized Signatory

FIDELITY DISTRIBUTORS CORPORATION

By:	/s/ Robert Bachman
Name:	Robert Bachman
Title:	Executive Vice President